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                    [Letterhead of Willkie Farr & Gallagher]

April 23, 2001



RenaissanceRe Holdings Ltd.
Renaissance House
8-12 East Broadway
Pembroke HM 19, Bermuda

RenaissanceRe Capital Trust II
Bankers Trust (Delaware)
1011 Centre Rd., Suite 200
Wilmington, DE 19805-1266


                  Re:      RenaissanceRe Holdings Ltd.
                           RenaissanceRe Capital Trust II
                           Registration Statement on Form S-3

Dear Ladies and Gentlemen:

                  We have acted as counsel for RenaissanceRe Holdings Ltd., a Bermuda company ("the Company"), and RenaissanceRe Capital Trust II, a Delaware statutory business trust (the "Capital Trust"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-3 (the "Registration Statement") of up to $200,000,000 aggregate securities of the Company and the Capital Trust, consisting of the Company's senior and subordinated debt securities (collectively, the "Debt Securities"); the Company's Common Shares, par value $1.00 per share (the "Common Shares"); the Company's Preference Shares, par value $1.00 per share (the "Preference Shares"); depositary shares representing fractional interests in the Common Shares and Preference Shares (the "Depositary Shares"); warrants to purchase Common Shares (the "Common Share Warrants"), warrants to purchase Preference Shares (the "Preference Share Warrants"), warrants to purchase Debt Securities (the "Debt Warrants," and together with the Common Share Warrants, Preference Share Warrants and Debt Warrants, the "Warrants"); Share Purchase Contracts; preferred securities of the Capital Trust (the "Trust Preferred Securities"); and the Company's Guarantee of the Trust Preferred Securities (the "Guarantee"). The Debt Securities, Common Shares, Preference Shares, Depositary Shares, Warrants, Trust Preferred Securities, Share Purchase Contracts and Guarantee are herein referred to collectively as the "Securities." The Securities may be issued and sold from time to time after the Registration Statement to which this opinion is an exhibit, becomes effective. The terms used herein, unless otherwise defined, have the meanings assigned to them in the Registration Statement.

                  The Debt Securities may be issued under a senior indenture (the "Senior Indenture") between the Company and Bankers Trust Company, as Trustee, or a subordinated


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indenture between the Company and Bankers Trust Company, as Trustee (the
"Subordinated Indenture" and, together with the Senior Indenture, the "Indentures"), in each case to be entered into prior to the issuance of the Debt Securities, with certain terms of the Debt Securities to be established by or pursuant to resolutions of the Board of Directors of the Company as part of the corporate action taken and to be taken relating to the issuance of the Debt Securities.

                  The Warrants may be issued pursuant to the terms of one or more warrant agreements (the "Warrant Agreements") to be entered into prior to the issuance of the Warrants, with certain terms of the Warrants to be established by or pursuant to resolutions of the Board of Directors of the Company as part of the corporate action taken and to be taken relating to the issuance of the Warrants.

                  The Trust Preferred Securities may be issued by the Trust pursuant to the terms of an Amended and Restated Trust Agreement among the Company, as Depositors, Bankers Trust Company, as Property Trustee, and Bankers Trust Company (Delaware), as Delaware Trustee (the "Trust Agreement"), and the Guarantee may be issued by the Company pursuant to a Preferred Securities Guarantee Agreement between the Company, as Guarantor, and Bankers Trust Company, as Guarantee Trustee, in each case to be entered into prior to the issuance of the Trust Preferred Securities, with certain terms of the Trust Preferred Securities and the Guarantee to be established by or pursuant to resolutions of the Board of Directors of the Company as part of the corporate actions to be taken relating to the issuance of the Trust Preferred Securities.

                  In rendering the opinions expressed herein, we have examined and are familiar with (i) the Registration Statement to which this opinion will be filed as an exhibit, (ii) the form of Senior Indenture filed as an exhibit to the Registration Statement, (iii) the form of Senior Note attached as an exhibit to the form of the Senior Indenture, (iv) the form of Subordinated Indenture filed as an exhibit to the Registration Statement, (v) the form of Subordinated Note attached as an exhibit to the form of Subordinated Indenture, (vi) the form of Junior Subordinated Indenture relating to the Trust Preferred Securities filed as an exhibit to the Registration Statement, (vii) the Certificate of Trust of the Capital Trust, dated as of January 5, 2001, filed as an exhibit to the Registration Statement, (viii) the Trust Agreement, dated as of January 5, 2001 of the Capital Trust (the "Initial Trust Agreement"), between the Company, as Depositor, Bankers Trust Company, as Property Trustee, Bankers Trust Company (Delaware), as Delaware Trustee, and the Administrative Trustees named therein,
(ix) the form of Amended and Restated Trust Agreement filed as an exhibit to Registration Agreement, (x) the form of specimen preferred security certificate attached as an exhibit to the Trust Agreement and (xi) the form of Preferred Securities Guarantee Agreement filed as an exhibit to the Registration Agreement.

                  We have also examined such other documents and instruments and have made such further investigations as we have deemed necessary or appropriate in connection with this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified copies or photocopies. In rendering the opinions expressed below, we have relied on factual representations by officials of the Company and the Capital Trust and statements of fact contained in the documents we have examined.



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                  Based upon and subject to the foregoing and the qualifications expressed below, and having regard for legal considerations we deem relevant, we are of the opinion that:

         (i) Assuming the taking of appropriate corporate action by the Company and, as applicable, its shareholders, the effectiveness of the Registration Statement under the Act, the qualification of the Senior Indenture or the Subordinated Indenture, as the case may be, under the Trust Indenture Act of 1939, as amended, the compliance with the "blue sky" laws of certain states, the due execution and delivery by the parties thereto of the Senior Indenture, the Subordinated Indenture, and each amendment of or supplement to the Senior Indenture or the Subordinated Indenture, as the case may be (each such Indenture, as so amended or supplemented, being referred to in this paragraph as an "Indenture," and the trustee under any Indenture being referred to in this paragraph as a "Trustee"), that the relevant Indenture is consistent with the form thereof filed as an exhibit to the Registration Statement, and that any equity securities which may underlie any convertible Debt Securities will be duly and validly authorized and reserved for issuance: the Debt Securities will be duly and validly authorized and, when the Debt Securities are duly executed by the Company, authenticated by the relevant Trustee and sold and delivered at the price and in accordance with the terms set forth in the Registration Statement, the supplement or supplements to the Prospectus included therein and the relevant Indenture and the applicable definitive purchase, underwriting or similar agreement, the Debt Securities will be valid and binding obligations of the Company, entitled to the benefits of the relevant Indenture, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (ii) Assuming the taking of appropriate corporate action by the Company and, as applicable, its shareholders, the effectiveness of the Registration Statement under the Act; the compliance with the "blue sky" laws of certain states, the due execution and delivery by the parties thereto of a Deposit Agreement relating to Depositary Shares, and each amendment thereof or supplement thereto (each such Deposit Agreement, as so amended or supplemented, being referred to in this paragraph as a "Deposit Agreement"), that any Common Shares or Preference Shares deposited pursuant to the Deposit Agreement will be duly authorized and validly issued, that the relevant Deposit Agreement is consistent with the summary description thereof set forth in the Registration Statement, and that the Common Shares or Preference Shares underlying such Depositary Shares will be deposited under the applicable Deposit Agreement with a bank or trust company which meets the requirements for the Depositary set forth in the Registration Statement or in the supplement or supplements to the Prospectus included therein: the Depositary Shares will be duly and validly authorized and, when the depositary receipts evidencing rights in the Depositary Shares are duly executed by the relevant Depositary and registered, and the Depositary Shares sold and delivered at the price and in accordance with the terms set forth in the Registration


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                  Statement, the supplement or supplements to the Prospectus included therein and the Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement, will be validly issued and will entitle the holders thereof to the rights specified in the Deposit Agreement and the depositary receipts evidencing rights therein, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (iii) Assuming the taking of appropriate corporate action by the Company and, as applicable, its shareholders, the effectiveness of the Registration Statement under the Act, the compliance with the "blue sky" laws of certain states; the due execution and delivery by the parties thereto of the Warrant Agreement, and each amendment of or supplement to the Warrant Agreement, as the case may be (any such Warrant Agreement, as so amended or supplemented, being referred to in this paragraph as a "Warrant Agreement"), that the relevant Warrant Agreement is consistent with the summary description thereof contained in the Registration Statement, and that any Common Shares, Preference Shares or Debt Securities underlying the relevant Warrant Agreement are duly authorized and validly issued: the Warrants will be duly and validly authorized and, when the Warrants are duly executed by the Company and sold and delivered at the price and in accordance with the terms set forth in the Registration Statement, the supplement or supplements to the Prospectus included therein and the relevant Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement, the Warrants will be valid and binding obligations of the Company, entitled to the benefits of the relevant Warrant Agreement, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (iv) Assuming the taking of appropriate corporate action by the Company, the effectiveness of the Registration Statement under the Act, the compliance with the "blue sky" laws of certain states, the due execution and delivery by the parties thereto of a Preferred Securities Guarantee Agreement relating to the Trust Preferred Securities and each amendment thereof or supplement thereto (any such Preferred Securities Guarantee Agreement, as so amended or supplemented, being referred to in this paragraph as a "Guarantee Agreement"), and that the relevant Guarantee Agreement will be consistent with the form thereof filed as an exhibit to the Registration Statement: the Guarantee, when duly executed, delivered and endorsed, will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors' rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).




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         (v)      Assuming the taking of appropriate corporate action by the
                  Company and, as applicable, its shareholders, the effectiveness of the Registration Statement under the Act, the compliance with the "blue sky" laws of certain states, the due authorization, execution and delivery by the parties thereto of a Share Purchase Contract and each amendment thereof or supplement thereto (any such Share Purchase Contract, as so amended or supplemented, being referred to in this paragraph as a "Share Purchase Contract"), that the relevant Share Purchase Contract is consistent with the summary description thereof set forth in the Registration Statement, and that any Common Shares, Preference Shares or Debt Securities underlying the relevant Share Purchase Contract, and any Debt Securities or Trust Preferred Securities issued as security for the relevant Share Purchase Contract as part of a Share Purchase Unit are duly authorized and validly issued: the Share Purchase Contract, when duly executed and delivered, will be a legal and valid obligation of the Company enforceable against the Company in accordance with its terms, and the interests therein, when duly sold and delivered at the price and in accordance with the terms set forth in the Registration Statements, the supplement or supplements to the Prospectus included therein and the applicable definitive purchase, underwriting or similar agreement, will be valid and binding obligations of the Company, entitled to the benefits provided by the Share Purchase Contract, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         (vi) The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trusts Act.

         (vii) Assuming the taking of appropriate corporate and trust action by the Company and the Capital Trust, the effectiveness of the Registration Statement under the Act, the qualification of the Junior Subordinated Indenture and/or the Trust Agreement Subordinated Indenture, as the case may be, under the Trust Indenture Act, the compliance with the "blue sky" laws of certain states, the due execution and delivery by the parties thereto of the respective Trust Agreement and the Junior Subordinated Indenture, and each amendment of or supplement to the Trust Agreement or the Junior Subordinated Indenture, as the case may be (collectively, as so amended or supplemented, being referred to in this paragraph as the "Trust Agreements," and the trustees under any such instruments being referred to in this paragraph as "Trustees"), and that the relevant Trust Agreement and Junior Subordinated Indenture is consistent with the respective forms thereof filed as an exhibit to the Registration Statement: when the Trust Preferred Securities are duly executed by the Capital Trust, authenticated by the relevant Trustee and sold and delivered at the price and in accordance with the terms set forth in the Registration Statement, the supplement or supplements to the Prospectus included therein and the relevant Indenture and the applicable definitive purchase, underwriting or similar agreement, the Trust Preferred Securities will represent valid and, subject



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                  to the qualifications set forth in paragraph (viii) below, fully paid and nonassessable undivided beneficial interests in the assets of the Capital Trust.

                  (viii) Assuming the taking of appropriate corporate and trust action by the Company and the Capital Trust, the due execution and delivery by the parties thereto of the respective Trust Agreement and the Junior Subordinated Indenture and each amendment of or supplement to the Trust Agreement or the Junior Subordinated Indenture, as the case may be, and that the relevant Trust Agreement and Junior Subordinated Indenture is consistent with the respective forms thereof filed as an exhibit to the Registration Statement: the holders of the Trust Preferred Securities, as beneficial owners of the Capital Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the holders of the Trust Preferred Securities may be obligated to make payments as set forth in the Trust Agreement.

                  We are members of the Bar of the State of New York and we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware, the Business Trusts Act of the State of Delaware and the federal laws of the United States of America. Insofar as the opinions expressed herein relate to or depend upon matters governed by the laws of the Islands of Bermuda, we have relied upon the opinion of Conyers Dill & Pearman dated the date hereof, which is being filed as exhibit 5.1 to the Registration Statement. We believe that you and we are justified in relying thereon.

                  We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to the use of our name under the heading "Certain Legal Matters" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person for any purpose.


                                                  Very truly yours,



                                                  /s/ Willkie Farr & Gallagher

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